P R E S S R E L E A S E
EXHIBIT 99.1

FLEX REPORTS THIRD QUARTER FISCAL 2022 RESULTS

San Jose, Calif., January 26, 2022 – Flex (NASDAQ: FLEX) today announced results for its third quarter ended December 31, 2021.

Third Quarter Fiscal Year 2022 Highlights:

•Net Sales: $6.6 billion
•GAAP Operating Income: $251 million
•Adjusted Operating Income: $298 million
•GAAP Net Income: $227 million
•Adjusted Net Income: $238 million
•GAAP Earnings Per Share: $0.48
•Adjusted Earnings Per Share: $0.50

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“I’m proud of the team’s focus on delivering for our customers, as demand continues to outpace supply,” said Revathi Advaithi, CEO, Flex. “The combination of our investments in commercial and technology capabilities along with strong secular drivers accelerates our growth potential and continues our long-term shareholder value creation”

Fourth Quarter Fiscal 2022 Guidance

•Revenue: $6.2 billion to $6.6 billion
•GAAP Operating Income: $215 million to $255 million
•Adjusted Operating Income: $265 million to $305 million
•GAAP EPS: $0.32 to $0.37
•Adjusted EPS: $0.41 to $0.46 which excludes $0.05 for stock-based compensation expense and $0.04 for net intangible amortization

Fiscal Year 2022 Guidance Updated

•Revenue: $25.4 billion to $25.8 billion
•GAAP EPS: $1.90 to $1.95
•Adjusted EPS: $1.85 to $1.90 which excludes $0.19 for stock-based compensation expense and $0.12 for net intangible amortization offset by ($0.36) for other gains, net of restructuring costs, primarily related to $0.31 non-cash income from a favorable operational tax ruling recorded in Q2FY22

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Webcast and Conference Call

The Flex management team will host a conference call today at 1:30 PM (PT) / 4:30 PM (ET), to review third quarter fiscal 2022 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Mark Plungy
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share; and our consideration of alternatives relating to our Nextracker business. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that we may not achieve our expected future revenues and earnings; the effects that the current macroeconomic environment could have on our business and demand for our products; the impact of component shortages and logistical constraints, including their impact on our revenues; uncertainties and risks relating to our ability to successfully complete a transaction for our Nextracker business, including the potential initial public offering of our Nextracker business, including the possibility that we may not be able to consummate the transaction on the expected timeline or at all, or that we will achieve the anticipated benefits of the transaction; the possibility that we may not fully realize the projected benefits of the Anord Mardix acquisition, including our expectation that the acquisition will be accretive to our fiscal year 2023 adjusted earnings per share; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure; we may be exposed to product liability and product warranty liability; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2021 and in subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities to be offered in any offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Three-Month Periods Ended
	December 31, 2021	December 31, 2020
GAAP:
Net sales	$6,619	$6,720
Cost of sales	6,128	6,241
Gross profit	491	479
Selling, general and administrative expenses	225	223
Intangible amortization	15	16
Operating income	251	240
Interest and other, net	8	7
Income before income taxes	243	233
Provision for income taxes	16	25
Net income	$227	$208

Diluted earnings per share:
GAAP	$0.48	$0.41
Non-GAAP	$0.50	$0.49

Diluted shares used in computing per share amounts	474	508

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Nine-Month Periods Ended
	December 31, 2021	December 31, 2020
GAAP:
Net sales	$19,190	$17,858
Cost of sales	17,762	16,681
Gross profit	1,428	1,177
Selling, general and administrative expenses	638	618
Intangible amortization	45	47
Operating income	745	512
Interest and other, net	(103)	58
Income before income taxes	848	454
Provision for income taxes	79	81
Net income	$769	$373

Diluted earnings per share:
GAAP	$1.58	$0.74
Non-GAAP	$1.44	$1.08

Diluted shares used in computing per share amounts	487	505

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	December 31, 2021	December 31, 2020

GAAP operating income	$251	$240
Intangible amortization	15	16
Stock-based compensation expense	25	25
Restructuring charges	2	30
Legal and other	5	—
Non-GAAP operating income	$298	$311

GAAP provision for income taxes	$16	$25
Intangible amortization benefit	2	2
Other tax related adjustments	15	1
Non-GAAP provision for income taxes	$34	$28

GAAP net income	$227	$208
Intangible amortization	15	16
Stock-based compensation expense	25	25
Restructuring charges	2	30
Legal and other	5	—
Interest and other, net	(18)	(25)
Adjustments for taxes	(17)	(3)
Non-GAAP net income	$238	$251
Diluted earnings per share:
GAAP	$0.48	$0.41
Non-GAAP	$0.50	$0.49

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Nine-Month Periods Ended
	December 31, 2021	December 31, 2020

GAAP operating income	$745	$512
Intangible amortization	45	47
Stock-based compensation expense	69	62
Restructuring charges	10	75
Legal and other	5	25
Non-GAAP operating income	$874	$721

GAAP provision for income taxes	$79	$81
Intangible amortization benefit	6	6
Other tax related adjustments	19	(3)
Tax benefit on restructuring and other	—	4
Non-GAAP provision for income taxes	$103	$88

GAAP net income	$769	$373
Intangible amortization	45	47
Stock-based compensation expense	69	62
Restructuring charges	10	75
Legal and other	5	25
Interest and other, net	(173)	(28)
Adjustments for taxes	(25)	(7)
Non-GAAP net income	$701	$547
Diluted earnings per share:
GAAP	$1.58	$0.74
Non-GAAP	$1.44	$1.08

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (2)
(In millions)

	As of December 31, 2021	As of March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,574	$2,637
Accounts receivable, net of allowance for doubtful accounts	3,493	3,959
Contract assets	390	282
Inventories	5,958	3,895
Other current assets	798	590
Total current assets	13,213	11,363

Property and equipment, net	2,112	2,097
Operating lease right-of-use assets, net	622	642
Goodwill	1,346	1,090
Other intangible assets, net	428	213
Other assets	454	431
Total assets	$18,175	$15,836

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$648	$268
Accounts payable	5,992	5,247
Accrued payroll	465	473
Deferred revenue and customer working capital advances	1,549	848
Other current liabilities	988	998
Total current liabilities	9,642	7,834

Long-term debt, net of current portion	3,798	3,515
Operating lease liabilities, non-current	545	562
Other liabilities	535	489

Total shareholders' equity	3,655	3,436

Total liabilities and shareholders' equity	$18,175	$15,836

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine-Month Periods Ended
	December 31, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$769	$373
Depreciation, amortization and other impairment charges	357	430
Changes in working capital and other, net	(462)	(820)
Net cash provided by (used in) operating activities	664	(17)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(333)	(261)
Proceeds from the disposition of property and equipment	9	25
Acquisition of businesses, net of cash acquired	(523)	—
Other investing activities, net	19	10
Net cash used in investing activities	(828)	(226)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	729	1,944
Repayments of bank borrowings and long-term debt	(38)	(1,012)
Payments for repurchases of ordinary shares	(580)	(38)
Other financing activities, net	(3)	(1)
Net cash provided by financing activities	108	893

Effect of exchange rates on cash and cash equivalents	(7)	38
Net increase (decrease) in cash and cash equivalents	(63)	688
Cash and cash equivalents, beginning of period	2,637	1,923
Cash and cash equivalents, end of period	$2,574	$2,611

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II, and III

(1) To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic would be slower than anticipated, the Company identified certain structural changes to restructuring the business in fiscal year 2021. These restructuring actions eliminated non-core activities primarily within the Company’s corporate function, aligned the Company’s cost structure with its reorganizing and optimizing of its operations model along its two reporting segments, and further sharpened its focus to winning business in end markets where it had competitive advantages and deep domain expertise. During the three and nine-month periods ended December 31, 2020, the Company recognized approximately $30 million and $75 million of restructuring charges respectively, most of which related to employee severance.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset recoveries. During the third quarter of fiscal year 2022, the Company incurred $4.8 million in acquisition-related costs related to the acquisition of Anord Mardix. During the first quarter of fiscal year 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translate reserve write off upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

In September 2021, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credit and the Company recorded a total gain of 809.6 million Brazilian reals (approximately USD $149.3 million based on the exchange rate as of October 1, 2021) under interest and other, net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any uncertainty regarding the Company's ability to claim such credits. This gain is non-cash and can only be used to offset certain current and future tax obligations.

During the three month period ended December 31, 2020, and December 31, 2021, the Company recognized unrealized gains of $44 million and $26 million, respectively, from the value increase in certain investment funds.

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During the three-month period ended December 31, 2020, the Company incurred impairment charges of $20 million related to a certain investment as a result of the Company's ongoing assessment of its investment portfolio strategy and concluded that the carrying amount of its investment was other than temporarily impaired.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the three-month period ended December 31, 2021, the Company recorded a $17 million benefit for the release of valuation allowances on certain of its deferred tax assets due to its acquisition of the Anord Mardix business.

(2)    Beginning in the second quarter of fiscal year 2022, the Company elected to include operating income as a subtotal in the condensed consolidated statements of operations. In addition, deferred revenue and customer working capital advances, previously included within other current liabilities, have been separately presented as deferred revenue and customer working capital advances in the current liabilities section of the condensed consolidated balance sheets. Further, certain unbilled receivables previously presented as part of accounts receivable, net of allowance for doubtful accounts are now being presented as contract assets on the condensed consolidated balance sheets as billing is to occur subsequent to revenue recognition and is conditional upon other than the passage of time. The Company reclassified $146.8 million of unbilled receivables from account receivable, net of allowance for doubtful accounts to contract assets for the period ended March 31, 2021 in order to align with the current year presentation. These presentation changes were applied to all periods presented in the condensed consolidated statement of operations and balance sheets. The foregoing changes in presentation had no impact on the Company's results of operations or cash flows.